Exhibit 99.3

FTAI INFRASTRUCTURE INC.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
FTAI Infrastructure Inc. (the “Company”) is furnishing the following information on the Adjusted EBITDA of Long Ridge Energy & Power LLC (“LREP”) and Pro Forma Adjusted EBITDA of the Company, in each case for the year ended December 31, 2024 (collectively, “Adjusted EBITDA”), to supplement the consolidated financial information of LREP, which is presented on a U.S. generally accepted accounting principles (“GAAP”) basis, and the unaudited pro forma combined financial information of the Company, which is presented on a GAAP basis and prepared in accordance with Article 11 of Regulation S-X. Adjusted EBITDA is a non-GAAP financial measure. The consolidated financial information of LREP and the unaudited pro forma combined financial information of the Company are contained in Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K/A to which this exhibit is filed.
The Company’s Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as its key performance measure. Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. The Company’s management believes Pro Forma Adjusted EBITDA provides users of the pro forma financial statements with useful information with which to evaluate pro forma results of operations. Adjusted EBITDA is defined as net loss attributable to shareholders from continuing operations (in the case of Pro Forma Adjusted EBITDA) or net loss (in the case of Adjusted EBITDA for LREP), in each case as, (i) to exclude the impact for (benefit from) provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, interest and other costs on pension and OPEB liabilities, dividends and accretion of redeemable preferred stock, and other non-recurring items, (ii) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (iii) to exclude the impact of equity in losses of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
In the case of LREP, the CODM evaluates investment performance primarily based on Adjusted EBITDA. Adjusted EBITDA serves as a consistent measure for the CODM to compare profitability between periods and across businesses and make resource allocation decisions. The Company believes that net loss, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA for LREP, as presented below. The Company believes that net loss attributable to stockholders, as presented in the Company’s unaudited pro forma combined financial information, is the most appropriate earnings measurement with which to reconcile Pro Forma Adjusted EBITDA, as presented below. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other entities may not calculate these non-GAAP financial measures in the same manner, and should not be considered as an alternative to net loss or net loss attributable to stockholders as determined in accordance with GAAP. Although we use or have used these non-GAAP financial measures to assess the performance of LREP and our business on a pro forma basis and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider these non-GAAP financial measures in isolation, or as substitutes for analysis of financial measures reported in accordance with GAAP.

The following table sets forth a reconciliation of net loss to Adjusted EBITDA of LREP:

(dollars in thousands)	Year Ended December 31, 2024
Net loss	$(60,384)
Add: Provision for income taxes	—
Add: Equity-based compensation expense	4
Add: Acquisition and transaction expenses	397
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—
Add: Changes in fair value of non-hedge derivative instruments	(2,971)
Add: Asset impairment charges	546
Add: Incentive allocations	—
Add: Depreciation and amortization expense (1)	50,605
Add: Interest expense	70,178
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities	—
Add: Dividends and accretion of redeemable preferred stock	—
Add: Interest and other costs on pension and OPEB liabilities	—
Add: Other non-recurring items (2)	953
Less: Equity in losses of unconsolidated entities	—
Less: Non-controlling share of Adjusted EBITDA	—
Adjusted EBITDA (non-GAAP)	$59,328
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(1)Depreciation and amortization expense includes the following for the fiscal year ended December 31, 2024: (i) depreciation and amortization expense of $47,199 and (ii) amortization of other comprehensive income of $3,406.
(2)Other non-recurring items for the fiscal year ended December 31, 2024: outage costs of $953.

The following table sets forth a reconciliation of net loss attributable to stockholders from continuing operations as presented in the unaudited pro forma combined financial information to Pro Forma Adjusted EBITDA:

(dollars in thousands) (1)	Year Ended December 31, 2024
Net loss attributable to stockholders	$(196,308)
Add: Benefit from income taxes	(56,038)
Add: Equity-based compensation expense	8,640
Add: Acquisition and transaction expenses	7,967
Add: Losses on the modification or extinguishment of debt and capital lease obligations	18,355
Add: Changes in fair value of non-hedge derivative instruments	(2,971)
Add: Asset impairment charges (2)	70,947
Add: Incentive allocations	—
Add: Depreciation and amortization expense (3)	147,266
Add: Interest expense	181,441
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(9,734)
Add: Dividends and accretion of redeemable preferred stock	73,526
Add: Interest and other costs on pension and OPEB liabilities	(66)
Add: Other non-recurring items (5)	953
Less: Equity in losses of unconsolidated entities	18,350
Less: Non-controlling share of Adjusted EBITDA (6)	(27,194)
Pro Forma Adjusted EBITDA (non-GAAP)	$235,134
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(1)Pro forma amounts give effect to the LREP Transactions in the manner described in the unaudited pro forma combined financial information of the Company, filed herewith as Exhibit 99.2.
(2)Asset impairment charges includes the following for the fiscal year ended December 31, 2024: (i) asset impairment charges of $72,882 and (ii) add-back of interest income of $(1,935).
(3)Depreciation and amortization expense includes the following for the fiscal year ended December 31, 2024: (i) depreciation and amortization expense of $139,385, (ii) capitalized contract costs amortization of $4,475 and (iii) amortization of other comprehensive income of $3,406.
(4)Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the fiscal year ended December 31, 2024: (i) net loss of $(18,445), (ii) interest expense of $5,949 and (iii) depreciation and amortization expense of $2,762.
(5)Other non-recurring items for the fiscal year ended December 31, 2024: outage costs of $953.
(6)Non-controlling share of Adjusted EBITDA includes the following items for the fiscal year ended December 31, 2024: (i) equity-based compensation of $1,127, (ii) benefit from income taxes of $(510), (iii) interest expense of $11,555, (iv) depreciation and amortization expense of $12,930, (v) acquisition and transaction expenses of $7, (vi) interest and other costs on pension and OPEB liabilities of $(1) and (vii) loss on modification or extinguishment of debt of $2,086.